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April 24, 2002

Metropolitan Life Separate Account UL
Metropolitan Life Insurance Company
One Madison Avenue
New York, NY 10010


Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal, Accounting and Actuarial Matters" in the prospectus contained in the Post-Effective amendment to the Registration Statement on Form S-6 for Equity Options, issued through the Metropolitan Life Separate Account UL (File No. 333-40161).



                                        Very truly yours.


                                        Anne M. Goggin
                                        Chief Counsel - Individual Business